                                                         Exhibit 99.906 CERT


I, William G. Papesh, principal executive officer of the WM Strategic Asset Management Portfolios, LLC (the "Portfolios"), certify that:

1. The Form N-CSR of the Funds for the period ended October 31, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds for the period ended October 31, 2004 fairly presents, in all material respects, the financial condition and results of operations of the Funds.


Date: January 7, 2005

/s/ William G. Papesh
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William G. Papesh
President and Chief Executive Officer
Principal Executive Officer



I, Jeffrey L. Lunzer, principal financial officer of the WM Strategic Asset Management Portfolios, LLC (the "Portfolios"), certify that:

1. The Form N-CSR of the Funds for the period ended October 31, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds for the period ended October 31, 2004 fairly presents, in all material respects, the financial condition and results of operations of the Funds.

Date: January 7, 2005

/s/ Jeffrey L. Lunzer
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Jeffrey L. Lunzer
Treasurer and Chief Financial Officer
Principal Financial Officer